Exhibit 21

PARENTS AND SUBSIDIARIES

     The following is a list of all subsidiaries of First Tennessee National Corporation (“FTNC”) and information on an unconsolidated entity at December 31, 2002. Each subsidiary is 100% owned by its immediate parent, except as described below in note (3), and all are included in the Consolidated Financial Statements:

	Type of Ownership	Jurisdiction of
Subsidiary	by FTNC	Incorporation

First National Bank of Springdale	Direct	United States
FNBS Investment Advisory Corporation, Inc.	Indirect	Tennessee
FNBS Investments, Inc.	Indirect	Nevada
First Tennessee Bank National Association (1)	Direct	United States
Check Consultants, Incorporated*	Indirect	Tennessee
Community Leasing Corporation*	Indirect	Tennessee
Community Money Center, Inc.*	Indirect	Tennessee
East Tennessee Service Corporation*	Indirect	Tennessee
Upper East Tennessee Insurance Agency*	Indirect	Tennessee
First Express Remittance Processing, Inc.	Indirect	Tennessee
First Funds, Inc.*	Indirect	Tennessee
First Horizon Insurance Services, Inc.	Indirect	Tennessee
First Horizon Merchant Services, Inc.	Indirect	Tennessee
First Horizon Money Center, Inc.*	Indirect	Tennessee
First Tennessee ABS, Inc.	Indirect	Delaware
First Tennessee Brokerage, Inc.	Indirect	Tennessee
First Tennessee Capital Assets Corporation	Indirect	Tennessee
First Tennessee Commercial Loan Management, Inc.	Indirect	Tennessee
First Tennessee Equipment Finance Corporation	Indirect	Tennessee
First Tennessee Housing Corporation	Indirect	Tennessee
CC Community Development Holdings, Inc.	Indirect	Tennessee
First Tennessee Merchant Equipment, Inc.*	Indirect	Tennessee
FT Insurance Corporation	Indirect	Tennessee
FT Mortgage Holding Corporation	Indirect	Illinois
Federal Flood Certification Corporation	Indirect	Texas
FHEL, Inc.	Indirect	Delaware
FHRF, Inc.	Indirect	Delaware
First Horizon Mortgage Loan Corporation	Indirect	Delaware
FT Real Estate Securities Company, Inc.	Indirect	Arkansas
FH-FF Mortgage Services, L.P.	Indirect	Delaware
FHTRS, Inc.	Indirect	Delaware
First Horizon Home Loan Corporation (2)	Indirect	Kansas
First Tennessee Mortgage Services, Inc.	Indirect	Tennessee
First Horizon Asset Securities, Inc.	Indirect	Delaware
FT Real Estate Information Mortgage Solutions Holdings, Inc.	Indirect	Delaware
FT Real Estate Information Mortgage Solutions, Inc.	Indirect	Delaware
FT Reinsurance Company	Indirect	South Carolina
FTN Financial Securities Corporation	Indirect	Tennessee

	Type of Ownership	Jurisdiction of
Subsidiary	by FTNC	Incorporation

FTN Financial Securitization Corporation	Indirect	Delaware
Hickory Venture Capital Corporation	Indirect	Alabama
JPO, Inc.*	Indirect	Tennessee
Midwest Research Securities Corporation	Indirect	Delaware
Synaxis Group, Inc.	Indirect	Delaware
Frost Specialty Risk, Inc.	Indirect	Tennessee
Mann, Smith & Cummings, Inc.	Indirect	Tennessee
MASMIC, Inc.	Indirect	Tennessee
Merritt & McKenzie, Inc.	Indirect	Georgia
Polk & Sullivan Group, Inc.	Indirect	Tennessee
Van Meter Insurance, Inc.	Indirect	Kentucky
Employers Risk Services, Inc.	Indirect	Kentucky
TSMM Corporation*	Indirect	Tennessee
FTB Futures Corporation*	Direct	Tennessee
Hickory Capital Corporation	Direct	Tennessee
Highland Capital Management Corp.	Direct	Tennessee
Martin & Company, Inc.	Direct	Tennessee
Mountain Financial Company*	Direct	Tennessee
Norlen Life Insurance Company	Direct	Arizona

*	Inactive.

(1)	Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Horizon Equity Lending, First Horizon Money Center, FTN Financial Capital Markets, Garland Trust, Gulf Pacific Mortgage.

(2)	Divisions of this subsidiary do business in certain jurisdictions under the following names: First Horizon Home Loans, First Horizon Lending Center, McGuire Mortgage, OneLoan.

(3)	The following subsidiaries are not wholly-owned by their immediate parent:

FT Mortgage Holding Corporation — FTNC owns <1% of the common stock with the balance owned by the subsidiary’s immediate parent.

FT Real Estate Securities Company, Inc. — FTNC
owns <1% of the common stock with the balance of the common stock owned by the subsidiary’s immediate parent. Some preferred stock is not owned directly or indirectly by FTNC.

First Horizon Mortgage Loan Corporation — FTNC owns <1% of the common stock directly with the balance of the common stock owned by the subsidiary’s immediate parent.

First Tennessee Mortgage Services, Inc. — FTNC owns <2% of the common stock directly with the balance of the common stock owned by the subsidiary’s immediate parent.

FH-FF Mortgage Services, L.P. — FT Real Estate Securities Company, Inc. owns a 99% limited partnership interest and First Tennessee Mortgage Services, Inc. owns a 1% general partnership interest.

In addition, FTNC owns 100% of the common securities of the following unconsolidated entity:

First Tennessee Capital I, a Delaware business trust.